Exhibit 99.14

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Agreement”) is made on July 31 2019, among the persons listed on Schedule A (collectively, the “Sellers”) and Tonghao (Cayman) Limited (the “Acquirer”). The Sellers and the Acquirer shall be referred to individually herein as a “Party”, and collectively as the “Parties”.

WHEREAS, the Sellers and the Acquirer are parties to that certain Purchase and Sale Agreement dated January 31, 2019 (the “SPA”);

WHEREAS, the Sellers and the Acquirer mutually desire to enter into this Agreement to amend the SPA to extend the Termination Date (as such term is defined in the SPA); and

WHEREAS, Section 5.03 of the SPA provides, among others, that any amendment, supplement or modification of or to any provision of the SPA shall be effective only if it is made or given in writing and signed by the Acquirer and the Sellers.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION I

DEFINITIONS

All capitalized terms used and not defined herein shall have the same meanings given to them in the SPA.

SECTION II

AMENDMENTS TO THE SPA

Section 1.06(b) of the SPA shall be deleted in its entirety and replaced with the following:

“If the Closing has not occurred by September 30, 2019 (the “Termination Date”) for any reason, either Party may terminate this Agreement by written notice to the other Parties; provided that the right to terminate this Agreement pursuant to this Section 1.06(b) shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement or other breach of this Agreement has been a cause of, or resulted in, the failure for the Closing to occur on or prior to the Termination Date.”

SECTION III

MISCELLANEOUS

The Parties acknowledge and agree that (a) the terms and conditions of this Agreement, existence, nature or substance of the discussions between the parties regarding this Agreement shall constitute Confidential Information and shall be governed by Section 5.06 of the SPA; (b) this Agreement, once signed by each of the Parties, shall constitute an amendment to the SPA and shall become a part of the full and entire understanding and agreement between the Parties with respect to the subject matter under the SPA; (c) the SPA shall remain in full force and effect in accordance with its term, except to the extent of any terms that are explicitly amended by this Agreement, this Agreement shall prevail; and (d) Sections 5.04, 507 and 5.08 of the SPA shall apply mutatis mutandis to this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

For and on behalf of

SHAH CAPITAL OPPORTUNITY FUND LP

July 31, 2019	Himanshu H. Shah
(Date)	(Name)

/s/ Himanshu H. Shah
(Signature)

[Signature Page to Amendment to SPA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HONG LIANG LU

July 31st, 2019
(Date)

/s/ Hong Liang Lu
(Signature)

HONG LU AND LUCY LU JTWROS

July 31st, 2019	July 31st, 2019
(Date)	(Date)

/s/ Hong Liang Lu	/s/ Lucy Lu
(Signature)	(Signature)

For and on behalf of

LU FAMILY LTD PARTNERSHIP

July 31st, 2019	Hong Liang Lu
(Date)	(Name)

/s/ Hong Liang Lu
(Signature)

[Signature Page to Amendment to SPA]

For and on behalf of

LU CHARITABLE REMAINDER TRUST

July 31st, 2019	Hong Liang Lu
(Date)	(Name)

/s/ Hong Liang Lu
(Signature)

[Signature Page to Amendment to SPA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

For and on behalf of

LU FAMILY TRUST HONG LIANG LU & LUCY LU TTEES

July 31st, 2019	Hong Liang Lu
(Date)	(Name)

/s/ Hong Liang Lu
(Signature)

For and on behalf of

HONG LIANG LU IRA

July 31st, 2019	Hong Liang Lu
(Date)	(Name)

/s/ Hong Liang Lu
(Signature)

[Signature Page to Amendment to SPA]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

For and on behalf of

TONGHAO (CAYMAN) LIMITED

7/31/2019	Qian Huifang
(Date)	(Name)

/s/ Qian Huifang
(Signature)

[Signature Page to Amendment to SPA]

SCHEDULE A

SELLERS

1. Shah Capital Opportunity Fund LP

2. Hong Liang Lu

3. Hong Lu and Lucy Lu JTWROS

4. Lu Family Ltd Partnership

5. Lu Charitable Remainder Trust

6. Lu Family Trust Hong Liang Lu & Lucy Lu TTEES

7. Hong Liang Lu IRA